UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2007

CWABS Asset-Backed Certificates Trust 2007-BC1
(Exact name of the issuing entity)

CWABS, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-135846-19	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 28, 2007, Deutsche Bank AG, New York Branch ( “Party A”) and the Trustee, in its capacity as the Swap Contract Administrator entered into an ISDA Swap Agreement (the "Swap Agreement"), dated as of February 28, 2007. The Swap Agreement is annexed hereto as Exhibit 99.1.

  On February 28, 2007, the Party A and the Trustee, in its capacity as the Swap Contract Administrator, entered into an ISDA Credit Support Annex (the "Credit Support Annex"), dated as of February 28, 2007. The Credit Support Annex is annexed hereto as Exhibit 99.2.

  On February 28, 2007, CHL entered into an ISDA Novation Agreement (the "Novation Agreement"), dated as of February 28, 2007, by and among CHL, The Bank of New York, as Swap Contract Administrator for the Trust and the Party A, pursuant to which CHL assigned all of its rights and delegated all of its duties and obligations under the Swap Agreement to the Swap Contract Administrator. The Novation Agreement is annexed hereto as Exhibit 99.3.

On February 28, 2007, CHL entered into a Swap Contract Administration Agreement (the "Swap Contract Administration Agreement"), dated as of February 28, 2007, by and among CHL and The Bank of New York, as Swap Contract Administrator (in such capacity, the "Swap Contract Administrator") and as Trustee under the Pooling and Servicing Agreement. The Swap Contract Administration Agreement is annexed hereto as Exhibit 99.4.

On March 1, 2005, CHL entered into a Special Sub-Servicing Agreement (the "Special Sub-Servicing Agreement"), dated as of March 1, 2005, by and among CHL, Countrywide Home Loans Servicing LP, Sunfish Mortgage Fund Ltd., Credit-Based Asset Servicing and Securitization LLC, and Litton Loan Servicing LP, an affiliate of C-BASS, as special Sub-Servicer. The Special Sub-Servicing Agreement is annexed hereto as Exhibit 99.5.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1 ISDA Swap Agreement

99.2 ISDA Credit Support Annex

99.3 ISDA Novation Agreement

99.4 Swap Contract Administration Agreement

99.5 Special Sub-Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

CWABS, INC.

By:	/s/ Michael Schloessmann
Name:	Michael Schloessmann
Title:	Managing Director

Dated: March 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	ISDA Swap Agreement

99.2	ISDA Credit Support Annex

99.3	ISDA Novation Agreement

99.4	Swap Contract Administration Agreement

99.5	Special Sub-Servicing Agreement